SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  September 29, 2005

Meadows Springs, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Nevada

(State or Other Jurisdiction of Incorporation)

333-110249	71-0915825
(Commission File Number)	(I.R.S. Employer Identification No.)

3001 Knox Street

 (Address of Principal Executive Offices and  Zip Code)

(214) 389-9800

(Registrant’s Telephone Number, Including Area Code)

Suite 7, 11511 Cambie Road, Richmond, B.C. V6X 1L6

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On September 13, 2005 the Company received the resignations of Mr. Carl Chow as President, CEO and Director and Mr. Herbert Wong as Treasurer, CFO, Secretary and Director. These resignations take effect on September 29, 2005, which is ten days after the Company’s September 19, 2005 mailing of Schedule 14f-1 to shareholders of the Company.  Schedule 14f-1 was filed with the Securities and Exchange Commission on September 14, 2005.

On September 13, 2005, the Board of Directors appointed Mr. Dennis McLaughlin to serve on the Board of Directors and serve as Chairman.  In addition, on September 13, 2005 Mr. Tommy Johnson was appointed to serve on the Board of Directors. These appointments take effect on September 29, 2005, which is ten days after the Company’s September 19, 2005 mailing of Schedule 14f-1 to shareholders of the Company.

On September 29, 2005, the Board of Directors appointed Mr. Bruce Blackwell, Mr. Morgan Freeman and Mr. Bill Luckett to serve as members of the Company’s Board of Directors.

On September 29, 2005, the Company’s Board of Directors elected the following persons as officers of the Company.

Tommy Johnson: President and CEO.

Background on the Company’s newly appointed Directors and Officers are as follows:

Dennis McLaughlin, Chairman of the Company, has served as CEO and Chairman of Apollo Resources International, Inc. (a publicly traded company) since October of 2004.  He was CEO of Blue Wireless & Data, Inc. (a publicly traded company) from June 2004 through April 2005, and continues as Chairman from June 2004 to the present.  He was CEO and Co-Chairman of Ocean Resources, Inc. (a publicly traded company) from September, 2003 to January 2005.  Mr. McLaughlin founded MAC Partners, LP in January 2002.  Prior to that he founded Aurion Technologies, LLC in 1998 and served as CEO and was a Director through 2001.  He founded Aurora Natural Gas, LLC in 1993 and served as CEO through 2001.  Prior to starting his own companies, he worked as a Manager of Marketing & Transportation for Highland Energy from 1991 to 1993, and before this worked as a gas marketing representative for Clinton Natural Gas from 1990 to 1991.  Mr. McLaughlin received a Bachelor of Economics degree from the University of Oklahoma in 1992.

Tommy Johnson, CEO and Director of the Company, has served as CEO of the Company’s Mississippi-based subsidiary, Earth Biofuels, Inc., since January 2004, where he led the acquisition of the Company’s biodiesel refinery and biodiesel refueling station.  Mr. Johnson created and marketed a retail brand of a biodiesel fuel product and established wholesale distribution agreements.  Mr. Johnson is also a member of the Board of Directors for the National Biodiesel Board, and is President of Apollo Alternative Fuels Company LLC, a wholly owned subsidiary of Apollo Resources International, Inc.  Mr. Johnson has a strong background in sales and marketing and currently oversees the branding, marketing and sales of the range of alternative fuels products encompassed by Apollo Alternative Fuels Company LLC.  Mr. Johnson has extensive experience in biodiesel fuels, government programs related to alternative fuels, and expertise in bringing alternative fuel products to market.  Mr. Johnson also has over nine years of experience in the automotive industry, primarily in dealership management for Chrysler and Chevrolet.  Mr. Johnson received a B.B.A. from the University of Texas in 1988.

Bruce Blackwell attended college at the University of Southern Mississippi before receiving his doctorate of Oriental Medicine. In 1989, he was installed as the President of Blackwell Chevrolet, Blackwell Dodge, and Blackwell Imports, a family owned automobile dealership and one of the largest in the south, located in Jackson, Mississippi.  Mr. Blackwell held the position of president for the family business until December 2003, when the Blackwell family sold its position in the dealerships.

Mr. Blackwell now lives in northern California and southern Oregon, where he is an avid supporter of alternative energy. Co-founding Earth Biofuels was Mr. Blackwell’s first commercial foray into the alternative energy industry. He sponsors extensive research into other sources, including methanol production and geothermal energy applications, as well as development of biodiesel plant building and applications of its use in industry.

Morgan Freeman, a popular actor, has grown into one of the most respected figures in modern US cinema. Mr. Freeman attended Los Angeles Community College before serving several years in the US Air Force as a radar installation technician between 1955 and 1959.

Mr. Freeman has appeared in TV shows and feature films since 1971, and has won myriad accolades for his performances.  Among his most notable works are Driving Miss Daisy (1989), Glory (1989), The Shawshank Redemption (1994), Amistad (1997), Along Came a Spider (2001), and Million Dollar Baby (2004). Freeman’s on-screen performances are universally regarded as world-class. In addition to his film work, Mr. Freeman has been cast to narrate or host dozens of first-rate television specials covering topics from the American Civil War, the American Film Institute, blues music, the White House, and many commemorative events involving the US film industry.

In addition to his work on screen, Mr. Freeman is a multi-engine instrument airplane pilot, avid sailor and co-owns the renowned restaurant Madidi, with Bill Luckett, located in Clarksdale, Mississippi. Also with Mr. Luckett, he owns the Ground Zero Blues Club, a restaurant/live music venue located on Blues Alley next to the Delta Blues Museum.

William O. “Bill” Luckett, Jr. is a native of Clarksdale, Mississippi. He received a Bachelor of Arts degree in American government and graduated on the Dean’s List. For his military service, his basic training was conducted at Fort Jackson, South Carolina, where he was recognized as the top trainee of his 10,000-member brigade. He eventually served as a commissioned officer in the Mississippi National Guard, during which his last duty was commanding an engineering unit in Charleston, Mississippi.

A 1973 graduate of the University of Mississippi Law School, he practices with Luckett Tyner Law Firm, P.A. in Clarksdale, Mississippi, and Rossie, Luckett & Ridder, P.C. in Memphis, Tennessee. He serves as the senior litigator in both firms, specializing in trying lawsuits primarily in federal and state courts of Mississippi and Tennessee. In 2001, his Memphis firm was recognized by Wal Mart Stores, Inc. as their most winning law firm in America.

Mr. Luckett also serves as the 2005 honorary co-chair for the Mississippi Heritage Trust. He is co-owner with actor Morgan Freeman of Madidi, a nationally known fine dining establishment in Clarksdale, and Ground Zero Blues Club, a restaurant/live music venue located on Blues Alley next to the Delta Blues Museum.

He serves on the Executive Council of the Association of Defense Trial Attorneys, the Board of Directors of the Mississippi Hospitality & Restaurant Association, the North Mississippi Advisory Board for the Union Planters/Regions Bank, the Clarksdale Beautification Committee, the Clarksdale-Coahoma County Planning Commission and the Clarksdale-Coahoma County Airport Board. He holds a Lifetime Membership in the NAACP and serves as the Lifetime Membership Chairman of the Coahoma County branch. Luckett is also President of River View Land Company that has extensive hunting and fishing area holdings in western Coahoma County, Mississippi.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Meadows Springs , Inc.
(Registrant)

Date:	September 29, 2005	By:	/s/ Dennis G. McLaughlin, III
Dennis G. McLaughlin, III
Chairman